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                                                                    EXHIBIT 5.01

                                  June 11, 2003

FormFactor, Inc.
2140 Research Drive
Livermore, California 94550

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-8, including the registration of shares for resale under a Form S-3 prospectus included in such registration statement (the "REGISTRATION STATEMENT"), to be filed by FormFactor, Inc., a Delaware corporation (the "COMPANY"), with the Securities and Exchange Commission (the "COMMISSION") on or about the date hereof in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 11,007,837 shares of the Company's Common Stock, par value $0.001 per share (the "STOCK"), consisting of (i) 10,885,386 shares subject to issuance by the Company upon the exercise of (a) stock options granted under the Company's 1995 Option Plan (the "1995 PLAN"), (b) stock options granted under the Company's 1996 Stock Option Plan (the "1996 PLAN"),
(c) stock options granted under the Company's Incentive Option Plan (the "IO PLAN"), (d) stock options granted under the Company's Management Incentive Option Plan (the "MIO PLAN"), (e) stock options, restricted stock grants or awards of stock bonuses awarded or to be awarded under the Company's 2002 Equity Incentive Plan (the "2002 PLAN"), and (f) purchase rights granted or to be granted under the Company's 2002 Employee Stock Purchase Plan (the "PURCHASE PLAN"), and (ii) 122,451 shares (the "OFFERED STOCK") that are being registered for resale by certain stockholders of the Company (the "SELLING STOCKHOLDERS") named in the Form S-3 prospectus included in the Registration Statement. The plans referred to in clauses (i)(a) through (f) above are collectively referred to in this letter as the "PLANS". In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

         (1) the Company's Amended and Restated Certificate of Incorporation, certified by the Delaware Secretary of State on September 30, 2002.

         (2) form of the Company's Amended and Restated Certificate of Incorporation to be filed upon the closing of the offering contemplated by the Registration Statement on Form S-1 (Registration Number 333-86738) of the Company.

         (3) the Company's Amended and Restated Bylaws, certified by the Company's Secretary on March 14, 2002.

         (4) form of the Company's Amended and Restated Bylaws to be effective upon the closing of the offering contemplated by the Registration Statement on Form S-1 (Registration Number 333-86738) of the Company.
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June 11, 2003
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         (5)      the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference.

         (6) the Prospectuses prepared in connection with the Registration Statement and the Plans.

         (7) the Company's Registration Statement on Form S-1 (Registration No. 333-86738) declared effective by the Commission on June 11, 2003, together with the exhibits filed as a part thereof, including each of the Plans and the related documents.

         (8) the Company's Registration Statement on Form 8-A (Registration No. 000-50307) filed with the Commission on June 6, 2003.

         (9) the Nasdaq National Market notification form for listing additional shares prepared in connection with the Registration Statement and the conditional approval letter of Nasdaq dated May 22, 2003 for listing the Company's Common Stock on The Nasdaq National Market.

         (10) the minutes of meetings and actions by written consent of the stockholders and Board of Directors (including the committees of the Board of Directors) that are contained in the Company's minute books, which are in our possession.

         (11) the stock records that the Company has provided to us (consisting of a list of stockholders and a list of option and warrant holders respecting the Company's capital stock and of any rights to purchase capital stock that was prepared by the Company and dated May 31, 2003 verifying the number of such issued and outstanding securities).

         (12) the stock option exercise or stock purchase agreements under which the Selling Stockholders acquired the Offered Stock to be sold by them as described in the Registration Statement.

         (13) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the "MANAGEMENT CERTIFICATE").

         In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document entered into by the holders of the Stock and the due authorization, execution and delivery of all such documents by such holders where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the

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June 11, 2003
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certificates representing the Stock (other than the Offered Stock) will be when issued, properly signed by authorized officers of the Company or their agents.

         As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

         We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.

         Based upon the foregoing, it is our opinion that:

         (i) the 10,885,386 shares of Stock that may be issued and sold by the Company upon (a) the exercise of stock options granted under the 1995 Plan, the 1996 Plan, the IO Plan and the MIO Plan, (b) the exercise of stock options, the purchase of restricted stock or the award of stock bonuses granted or to be granted under the 2002 Plan and (c) the exercise of purchase rights granted or to be granted under the Purchase Plan, when issued, sold and delivered in accordance with the applicable Plan and stock option, restricted stock purchase or stock bonus agreements entered into, or to be entered into, thereunder and in the manner and for the consideration stated in the prospectus for the applicable Plan associated with the Registration Statement and the Registration Statement, will be validly issued, fully paid and nonassessable; and

         (ii) the 122,451 shares of Stock that may be sold by the Selling Stockholders pursuant to the Registration Statement are validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, each of the Prospectuses constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

                                    Very truly yours,

                                    FENWICK & WEST LLP

                                    By: /s/ Mark A. Leahy
                                       _____________________________________
                                       Mark A. Leahy, a Partner